Exhibit 20

                  Mafco Holdings Inc./GSB Private SAILS


By entering into a transaction with Purchaser, you acknowledge that you have read and understood the following terms: Purchaser is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers as you deem necessary to assist you in making these determinations. You should also understand that Purchaser or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. Any indicative terms provided to you are provided for your information only and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. The parties hereby agree that (i) Sellers are not obligated to keep confidential or otherwise limit the use of any element of any description contained herein that is necessary to understand or support any United States federal income tax treatment and (ii) Purchaser does not assert any claim of proprietary ownership in respect of any description contained herein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Seller.



                  Mafco Holdings Inc./GSB Private SAILS

By entering into a transaction with Purchaser, you acknowledge that you have read and understood the following terms: Purchaser is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers as you deem necessary to assist you in making these determinations. You should also understand that Purchaser or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. Any indicative terms provided to you are provided for your information only and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. The parties hereby agree that (i) Sellers are not obligated to keep confidential or otherwise limit the use of any element of any description contained herein that is necessary to understand or support any United States federal income tax treatment and (ii) Purchaser does not assert any claim of proprietary ownership in respect of any description contained herein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Seller.








 Terms and Conditions for Private SAILS



         Sellers: Mafco Holdings Inc. ("Parent") and GSB Investments Corp., an indirect wholly-owned subsidiary of Parent ("Subsidiary", and each of Parent and Subsidiary, a "Seller").

         Purchaser:        Credit Suisse First Boston International.

         Agent:            Credit Suisse First Boston Corporation.

         Calculation       Credit Suisse First Boston International or
         Agent:            an affiliate thereof. All determinations and
                           calculations of the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

         Issue: SAILS (Shared Appreciation Income Linked Securities) Mandatorily Exchangeable Securities Contract (the "Contract"), maturing on the Maturity Date, relating to the Underlying Shares. The Contract may be executed in one or more tranches (each, a "Tranche").

         Underlying        Up to 2,000,000 shares of Common Stock, par
         Shares:           value $1.00 per share (the "Common Stock"), of
                           Golden State Bancorp Inc. (the "Issuer").

         Aggregate         For any Tranche, an amount equal to the product
         Contract Price:   of (a) the Issue Price for such Tranche
                           and (b) the Base Amount for such Tranche.

         Base Amount:      For any Tranche, the number of shares of
                           Common Stock (the "Hedge Shares" with respect to such Tranche) sold by Purchaser in connection with its initial hedge of its exposure to the transactions contemplated hereby during the period from and including the Issue Date immediately preceding the Issue Date for such Tranche (or if there is no preceding Issue Date, the date hereof) to but excluding the Issue Date for such Tranche.

         Issue Price:      For any Tranche, the average price per share
                           at which Purchaser sells the Hedge Shares with respect to such Tranche, but, with respect to the first Tranche, in no event less than $23.70. Any such sales will be made pursuant to the terms set forth under "Registration of Hedge Sales" below.

         Final             The date of completion of Purchaser's
         Issue Date:       initial hedging activities in connection with the
                           transactions contemplated hereby (which shall in no event be later than December 19, 2001).

         Issue Date:       Each of the following shall be an Issue Date
                           with respect to a Tranche: (i) the Final Issue Date and (ii) any business day on or prior to the Final
                           Issue Date if (A) such day is designated as an Issue Date by Sellers upon three business days' written notice to Purchaser and (B) such day is the first business day following the 29th calendar day after the Issue Date immediately preceding such day
                           (or if there is no preceding Issue Date, the Closing Date).

         Closing Date:     For any Tranche, three business days
                           following the Issue Date for such Tranche.

         Maturity Date:    For any Tranche, two years following the
                           initial Closing Date.

         Maturity Price:   The average closing price per share of
                           Common Stock on the first 20 trading days beginning
                           30 Exchange Business Days (days when the national exchange on which the Common Stock is listed or quoted is scheduled to be open) prior to the Maturity Date.

         Threshold Price:  For any Tranche, 140% of the Issue Price for
                           such Tranche.

         Proceeds Amount:  For any Tranche, 80.25% of the Aggregate
                           Contract Price for such Tranche. The Proceeds Amount shall be paid by Purchaser to Subsidiary on the Closing Date for such Tranche.

         Settlement:       On the Maturity Date, Sellers will deliver to
                           Purchaser an aggregate number of freely
                           transferable shares of Common Stock (or cash with an equal value) equal to the sum of the Contract
                           Share Amounts for each Tranche.

         Contract          For any Tranche, the product of (a)
         Share Amount:     the Base Amount for such Tranche and (b) the
                           Exchange Rate for such Tranche.

         Exchange Rate:    The Exchange Rate for each Tranche will be
                           equal to:

                           (a) if the Maturity Price is less than or equal to the Issue Price for such Tranche, one;

                           (b) if the Maturity Price is greater than the Issue Price for such Tranche but less than or equal to the Threshold Price for such Tranche, the quotient of such Issue Price divided by the Maturity Price; and

                           (c) if the Maturity Price is greater than the Threshold Price for such Tranche, one minus a fraction, the numerator of which is equal to the excess of such Threshold Price over the Issue Price for such Tranche and the denominator of which is equal to the Maturity Price.

         Early             At any time on or after the date six
         Termination:      months following the final Closing Date, each
                           Tranche shall be subject to termination in whole or in part at the option of Sellers, upon 35 Exchange
                           Business Days' notice, at a price equal to Purchaser's replacement cost for the terminated portion of such Tranche, as determined by the Calculation Agent.

         Adjustments:      The Base Amount, the Issue Price, the Threshold
                           Price and other variables relevant to the settlement of each Tranche shall be subject to adjustment if the Issuer (i) subdivides, consolidates or reclassifies the Common Stock, (ii) pays a dividend or distribution of Common Stock, rights, warrants or other assets on the Common
                           Stock, (iii) pays a cash dividend (other than an Ordinary Cash Dividend) on the Common Stock, (iv) makes a call in respect of Common Stock not fully paid, (v) repurchases Common Stock or (vi) takes any similar action, in each case, which action has a diluting or concentrative effect on the theoretical value of the Common Stock; provided that in the case of clause (iii) above, any such adjustment shall be made to variables other than the Base Amount. In the event of (a) a consolidation or merger of the Issuer, (b) any sale, transfer, lease or conveyance of the property of the Issuer as an entirety or substantially as an entirety, (c) any statutory exchange of securities of the Issuer or (d) any liquidation, dissolution or winding up of the Issuer, then:

                           (i)  if the successor to the Issuer is a
                                publicly-traded entity with a public float as large as or larger than the Issuer immediately prior to such event, so long as the consideration received by holders of Common Stock does not consist solely of non-stock consideration, Purchaser will be entitled to receive (A) on the Maturity Date the number of shares of common stock of such successor represented by the shares of Common Stock that otherwise would have been deliverable and (B) a cash payment on the date of the closing of such event (the "Reorganization Termination Date") equal to the replacement value, as determined by the Calculation Agent, of the percentage of each Tranche equal to the percentage of non-stock consideration (as a percentage of the total consideration) received in such event; or

                           (ii) in any other case, the Maturity Date will be
                                accelerated to the Reorganization Termination Date so that Purchaser will receive on the Reorganization Termination Date its replacement value for each Tranche, as determined by the Calculation Agent, payable in cash or any freely transferable securities received by either Seller in such event.

         Registration      Subsidiary shall be named as a selling shareholder
         of Hedge Sales:   in a registration statement (the "Registration
                           Statement") covering the public sale by Purchaser of shares of Common Stock in connection with hedging Purchaser's exposure to the transactions contemplated hereby. The Registration Statement shall be filed by the Issuer and declared effective under the Securities Act by the Securities and Exchange Commission. Sellers, the Issuer and
                           Purchaser (or an affiliate of Purchaser designated by Purchaser) shall enter into an agreement (the
                           "Registration Agreement") in connection with the public sale of such shares by Purchaser in a form customary for underwritten secondary offerings of equity securities lead managed by Credit Suisse
                           First Boston Corporation (which agreement shall include, without limitation, representations and warranties of Sellers and the Issuer, provisions relating to indemnification of, and contribution in connection with the liability of, Purchaser and its affiliates by both the Issuer and Sellers, payment by the Issuer or Sellers of all registration expenses and the delivery by both the Issuer and Sellers of legal opinions, secretary's and executive officer's certificates, accountants' comfort letters and other customary closing documents).

         Dividend          Sellers shall pay to Purchaser on the
         Payment:          business day following the payment of any cash
                           dividend (other than an Ordinary Cash Dividend) with respect to the Common Stock (the "Dividend
                           Payment Date") an amount in cash equal to the product (the "Dividend Payment Amount") of (i) the per share amount of such dividend and (ii) the sum of the Base Amounts for each Tranche on the ex-dividend date for such dividend.

         Ordinary          For any given quarterly fiscal period, cash
         Cash Dividends:   dividends paid in respect of the Common Stock
                           during such period, but only to the extent that the aggregate amount of cash dividends paid during such period does not exceed $0.10 per share.

         Collateral        Subsidiary shall deposit on the Closing Date for
         Arrangements:     each Tranche, and shall maintain on and after such
                           Closing Date, in a Collateral Account with
                           Purchaser a number of shares of Common Stock free and clear of any liens or transfer restrictions
                           (other than restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities
                           Act")) equal to Base Amount for such Tranche, to secure the obligations of Sellers in respect of such Tranche. Immediately upon payment of the Proceeds Amount, Sellers shall deliver to Purchaser any documents as Purchaser may reasonably request to evidence that such shares have been delivered free and clear of any such liens or transfer restrictions.

                           Upon the consent of Seller, Purchaser may borrow or otherwise rehypothecate Common Stock from the Collateral Account; provided that any such borrowing or rehypothecation shall be effected such that this provision will satisfy the requirements of a securities lending transaction under Section 1058 of the Internal Revenue Code of 1986, as amended. The Collateral Agreement will include standard provisions for dividends and voting, including the loss of voting rights with respect to any shares actually borrowed or rehypothecated by Purchaser. Upon the early termination of any Tranche by Sellers, a corresponding number of shares will be returned to Subsidiary and will cease to be security.

                           Subsidiary shall have the right at any time during the term of the Contract to substitute for all (but not less than all) of the Common Stock pledged as collateral (the "Share Collateral") United States government securities with a value at least equal to 150% of the value of the Share Collateral, marked to market on a daily basis. Upon the substitution described in the immediately preceding sentence, the Share Collateral shall be returned to Subsidiary and shall no longer be treated as collateral.

         Reimbursement     If Sellers fail to make available (by reason of
         Obligation:       Securities Act restrictions or otherwise) at any
                           time, a number of shares of Common Stock equal to the sum of the Base Amounts for each Tranche for the purpose of securities lending or hypothecation, Sellers shall make cash payments to Purchaser from time to time in an amount sufficient to reimburse
                           Purchaser for any costs relating to the borrowing of such shares of Common Stock during the period such unavailability exists.

         Representations   Sellers represent and warrant to Purchaser that:
         and Warranties:

                           (a) Each Seller is a corporation duly organized and existing in good standing under the laws of the State of Delaware;

                           (b) The execution and delivery of this term sheet and the performance by each Seller of such Seller's obligations hereunder do not violate or conflict with any provision of the certificate of incorporation or bylaws of such Seller, any law, order or judgment applicable to such Seller or any of such Seller's assets or any contractual restriction binding on or affecting such Seller or any of such Seller's assets (it being understood that the existence on any date after the date hereof of factual contingencies to the effectiveness on the Closing Date for any Tranche of any consent required to be obtained under any agreement in connection with the execution or delivery of this term sheet or the consummation of the transactions contemplated hereby shall not be deemed to give rise to any breach of the representation and warranty set forth in this paragraph (b) with respect to contractual restrictions binding on or affecting either Seller or any of such Seller's assets);

                           (c) The execution and delivery of this term sheet by each Seller and the consummation by such Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                           (d) Each Seller has duly executed this term sheet. Each Seller's obligations under this term sheet constitute such Seller's legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

                           (e) Each Seller is acting for such Seller's own account, and has made such Seller's own independent decision to enter into this transaction and as to whether this transaction is appropriate or proper for such Seller based upon such Seller's own judgment and upon advice of such advisors as such Seller deems necessary. Each Seller acknowledges and agrees that such Seller is not relying, and has not relied, upon any communication (written or oral) of Purchaser or any affiliate, employee or agent of Purchaser with respect to the legal, accounting, tax or other implications of this transaction and that such Seller has conducted such Seller's own analyses of the legal, accounting, tax and other implications hereof; it being understood that information and explanations related to the terms and conditions of this transaction shall not be considered investment advice or a recommendation to enter into this transaction. Each Seller is entering into this transaction with a full understanding of all of the terms and risks hereof (economic and otherwise) and is capable of evaluating and understanding (on such Seller's own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks. Each Seller is also capable of assuming (financially and otherwise), and assumes, those risks. Each Seller acknowledges that neither Purchaser nor any affiliate, employee or agent of Purchaser is acting as a fiduciary for or an adviser to such Seller in respect of this transaction;

                           (f) The terms hereof have been negotiated, and the transactions contemplated hereby shall be executed, on an arm's length basis;

                           (g) Neither Seller is and, after giving effect to the transactions contemplated hereby, neither Seller will be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), that is required to be registered under the 1940 Act;

                           (h)  Neither Seller is in possession of any
                                material non-public information regarding the Issuer; and

                           (i)  Each Seller has total assets exceeding
                                $10,000,000.

                           Purchaser represents and warrants to Sellers that:

                           (a) Purchaser is a company duly organized and existing in good standing under the laws of the jurisdiction of incorporation;

                           (b) The execution and delivery of this term sheet and the performance by Purchaser of Purchaser's obligations hereunder do not violate or conflict with any provision of the constitutive documents of Purchaser, any law, order or judgment applicable to Purchaser or any of Purchaser's assets or any contractual restriction binding on or affecting Purchaser or any of Purchaser's assets;

                           (c) The execution and delivery of this term sheet by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

                           (d) Purchaser has duly executed this term sheet. Purchaser's obligations under this term sheet constitute Purchaser's legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

                           (e)  Purchaser has total assets exceeding
                                $10,000,000.

                           If, at any time during the period beginning on the date hereof and ending on the final Closing Date, any of the representations and warranties of Sellers or Purchaser set forth above are not true, correct and complete as if made as of such time, the maker of such representation or warranty shall notify the other parties hereto as promptly as practicable.

         Events            The final documentation for each Tranche will
         of Default:       contain customary Events of Default, including the
                           following:

                           (a) failure to perform any covenant thereunder for 60 days after notice of breach;

                           (b) in the judgment of the Calculation Agent, Purchaser is unable to hedge Purchaser's exposure to the transactions contemplated hereby because of the lack of sufficient shares of Common Stock (not to exceed the sum of the Base Amounts for each Tranche) being made available for share borrowing by lenders, including without limitation lenders identified by Sellers with whom Purchaser shall consult;

                           (c) certain events of cross-default, bankruptcy, insolvency or reorganization with respect to either Seller; and

                           (d) failure to deliver (i) the freely transferable shares of Common Stock (or cash with equal value) required on any Maturity Date, (ii) the cash amounts (or, if applicable, freely transferable securities) required on any Reorganization Termination Date or any date on which any Tranche is terminated in whole or in part pursuant to the terms set forth under "Early Termination" above or (iii) any Dividend Payment Amount on any Dividend Payment Date.

                           Upon the occurrence of an Event of Default, Purchaser may terminate any Tranche at a price (payable in Common Stock or, if Purchaser has substituted United States government securities as collateral pursuant to the terms set forth under "Collateral Arrangements" above, in cash) equal to Purchaser's replacement cost for such Tranche, as determined by the Calculation Agent.

         Capital           The Contract will be a secured forward
         Structure:        contract of each Seller.

         Conditions        If, at any time prior to the Final Issue
         Precedent:        Date, any of the following conditions are not
                           satisfied:

                           (a) the representations and warranties of each Seller shall be true and correct as if made at such time and each Seller shall have performed all of its obligations required to be performed by it hereunder;

                           (b) any consent required to be obtained under any agreement in connection with the execution or delivery of this term sheet or the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect and the conditions of any such consent shall have been satisfied;

                           (c) Sellers shall have delivered to Purchaser evidence acceptable to Purchaser that the condition set forth in paragraph (b) above is satisfied;

                           (d) the representations and warranties of Sellers and the Issuer contained in the Registration Agreement and any certificate delivered pursuant thereto shall be true and correct as if made at such time and each of Sellers and the Issuer shall have performed all of the obligations required to be performed by it under the Registration Agreement; or

                           (e) on each Representation Date (as defined in the Registration Agreement) that shall have occurred prior to such time, Davis Polk & Wardwell, counsel to Purchaser, in its professional judgment, shall have been able to provide an opinion to Purchaser relating to the disclosure in the Registration Statement in form and substance acceptable to Purchaser;

                           any Tranche that has not been consummated prior to such date shall be terminated and unwound and Sellers shall deliver to Purchaser an amount in cash (the "Net Payment Amount" with respect to each such Tranche) equal to the aggregate amount of costs and expenses (including market losses) relating to the unwinding of Purchaser's hedging activities in respect of such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

         Conditions Precedent
         to Payment of the
         Proceeds Amount:  The payment of the Proceeds Amount for each Tranche on the Closing Date for such Tranche is subject to
                           (a) Purchaser's legal, regulatory, credit and risk approval of the transaction, (b) the delivery by Sellers to Purchaser of a customary corporate opinion of nationally recognized counsel acceptable to Purchaser in form and substance acceptable to Purchaser, (c) the truth and correctness of the representations and warranties of each Seller and the performance by each Seller of its obligations hereunder (including without limitation the performance of the obligations set forth under "Collateral Arrangements" above) and under the final documentation described under "Breakage Costs" below, (d) the receipt by Purchaser of evidence reasonably acceptable to Purchaser that immediately upon payment of the Proceeds Amount for such Tranche, a number of shares of Common Stock equal to the Base Amount for such Tranche shall be delivered to Purchaser free and clear of any liens or transfer restrictions (other than restrictions on transfer imposed by the Securities Act) pursuant to the term set forth in "Collateral Arrangements" above and (e) the satisfaction of each condition set forth in "Conditions Precedent" above.


         Breakage Costs:   The parties expect to execute final documentation
                           relating to each Tranche after Purchaser has completed its hedging activities in connection with such Tranche. If (i) Sellers fail to fulfill their obligations hereunder with respect to any Tranche or any of the conditions set forth in "Conditions
                           Precedent to Payment of the Proceeds Amount" above or in the final documentation relating to such Tranche are not satisfied or (ii) final documentation reasonably satisfactory to Purchaser relating to such Tranche has not been executed by 5:00 p.m., New York City time on the date six weeks following the Issue Date for such Tranche, such Tranche shall be terminated and unwound and Sellers shall deliver to Purchaser the Net Payment Amount with respect to such Tranche (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).
                           Notwithstanding any provision hereof to the contrary, if on the Closing Date for any Tranche, Sellers are unable to satisfy the conditions to any consent required to be obtained in order for Sellers to perform their obligations hereunder, Sellers may elect to satisfy their obligations hereunder by terminating and unwinding such Tranche and any subsequent Tranche that has not been consummated and delivering to Purchaser the Net
                           Payment Amount with respect to such Tranche in lieu of the other payments or deliveries provided herein
                           (provided that if such Net Payment Amount is negative, Purchaser shall deliver to Subsidiary an amount in cash equal to the absolute value of such Net Payment Amount).

         Assignment:       The rights and duties hereunder and under the
                           Contract and Collateral Agreement may not be assigned or transferred by any party hereto or thereto without the prior written consent of the other parties hereto or thereto; provided that Purchaser may assign or transfer any of its rights or duties hereunder or thereunder with the prior written consent of each Seller (which consent shall not be unreasonably withheld).

         Joint and
         Several
         Obligations:      The obligations of Sellers hereunder shall be joint
                           and several.

         Governing Law:    This term sheet shall be governed by and
                           construed in accordance with the laws of the State of New York without reference to choice of law doctrine.


Understood and Agreed to, this 19th day of October, 2001:


MAFCO HOLDINGS INC.


By:/s/    Todd J. Slotkin
   -------------------------------
   Name:  Todd J. Slotkin
   Title: Executive Vice President
          and Chief Financial Officer


GSB INVESTMENTS CORP.


By:/s/    Todd J. Slotkin
   -------------------------------
   Name:  Todd J. Slotkin
   Title: Executive Vice President
          and Chief Financial Officer


CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By:/s/    Paul Chelsom
   -------------------------------
   Name:  Paul Chelsom
   Title: Director


By:/s/    Richard McLoughlin
   -------------------------------
   Name:  Richard McLoughlin
   Title:





CREDIT SUISSE FIRST BOSTON
   CORPORATION, as Agent


By:/s/    Timothy D. Bock
   -------------------------------
   Name:  Timothy D. Bock
   Title: Managing Director